As filed with the Securities and Exchange Commission on December 18, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

MARKEL CORPORATION

(Exact name of registrant as specified in charter)

Virginia	54-1959284
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4521 Highwoods Parkway, Glen Allen, Virginia 23060-6148

(804) 747-0136

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

D. Michael Jones

Senior Vice President, General Counsel and Secretary

Markel Corporation

4521 Highwoods Parkway, Glen Allen, Virginia 23060-6148

(804) 747-0136

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by the Registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer  ☒    Accelerated filer  ☐     Non-accelerated filer  ☐    Smaller reporting company  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/ Proposed Maximum Offering Price per Unit/ Proposed Maximum Offering Price/ Amount of Registration Fee
Common Shares
Preferred Shares	(1)
Debt Securities
Warrants
Share Purchase Contracts
Share Purchase Units (2)

(1)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered hereunder. Separate consideration may or may not be received for securities that are issuable upon exercise, settlement, conversion or exchange of other securities or that are issued in units. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.
(2)	Each Share Purchase Unit will consist of (a) a Share Purchase Contract, under which the holder, upon settlement, will purchase an indeterminate number of Common Shares and (b) either a beneficial interest in Debt Securities, Preferred Shares or debt obligations of third parties, including U.S. Treasury securities, purchased with the proceeds from the sale of the Share Purchase Units. Each beneficial interest will be pledged to secure the obligation of the holder to purchase the Common Shares. No separate consideration will be received for the Share Purchase Contracts or the related beneficial interest.

PROSPECTUS

Markel Corporation

Common Shares, Preferred Shares, Debt Securities, Warrants,

Share Purchase Contracts and Share Purchase Units

From time to time, we may offer and sell:

•	common shares,

•	preferred shares,

•	debt securities,

•	warrants,

•	share purchase contracts, and

•	share purchase units.

We will file prospectus supplements and may provide other offering materials that furnish specific terms of the securities to be offered under this prospectus. The terms of the securities will include the initial offering price, aggregate amount of the offering, listing on any securities exchange or quotation system, investment considerations and the agents, dealers or underwriters, if any, to be used in connection with the sale of the securities. You should read this prospectus and any supplement or other offering materials carefully before you invest.

Our common shares are traded on the New York Stock Exchange under the symbol “MKL.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 18, 2008.

MARKEL CORPORATION

General

We market and underwrite specialty insurance products and programs to a variety of niche markets and believe that our specialty product focus and niche market strategy enable us to develop expertise and specialized market knowledge. We seek to differentiate ourselves from competitors by reason of our expertise, service, continuity and other value-based considerations. We compete in three segments of the specialty insurance marketplace: the excess and surplus lines market, the specialty admitted market and the London insurance market. Our financial goals are to earn consistent underwriting profits and superior investment returns to build shareholder value.

We are a Virginia corporation headquartered at 4521 Highwoods Parkway, Glen Allen, Virginia 23060-6148, telephone number (804) 747-0136. We use the terms “we,” “us,” “our,” and “Markel” to refer to Markel Corporation in this prospectus.

Safe Harbor and Cautionary Statements

This prospectus contains or incorporates by reference statements concerning or incorporating our expectations, assumptions, plans, objectives, future financial or operating performance and other statements that are not historical facts. These statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. There are risks and uncertainties that may cause actual results to differ materially from predicted results in forward-looking statements. Factors that may cause actual results to differ are often presented with the forward-looking statements themselves. Additional factors that could cause actual results to differ from those predicted will be discussed in our reports on Forms 10-K, 10-Q and 8-K incorporated by reference herein and in prospectus supplements and other offering materials.

By making forward-looking statements, we do not intend to become obligated to publicly update or revise any such statements whether as a result of new information, future events or other changes. You should not place undue reliance on any forward-looking statements, which speak only as at their dates.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement or other offering materials, we will use the net proceeds from the sale of securities for general corporate purposes, including acquisitions.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital consists of 50,000,000 common shares, no par value, and 10,000,000 preferred shares, no par value.

Common Shares

Each holder of our common shares is entitled to one vote for each share held of record on each matter submitted to a vote of shareholders. Cumulative voting in the election of directors is not permitted. As a result, the holders of more than 50% of the outstanding shares have the power to elect all directors. The quorum required at a shareholders’ meeting for consideration of any matter is a majority of the shares entitled to vote on that matter, represented in person or by proxy. If a quorum is present, the affirmative vote of a majority of the shares voting on the matter at the meeting is required for shareholder approval. However, approval is required by the affirmative vote of more than two-thirds of all shares entitled to vote, whether or not represented at the meeting, in the case of major corporate actions, such as:

•	a merger,

•	a share exchange,

•	the dissolution of Markel,

•	an amendment to our articles of incorporation, or

•	the sale of all or substantially all of our assets.

These provisions, together with our ability to issue preferred shares with disproportionately high voting power could be used in, or have the effect of, preventing or deterring a party from gaining control of Markel, whether or not beneficial to public shareholders, and could discourage tactics that involve an actual or threatened change of control of Markel.

Subject to the rights of any holders of our preferred shares, the holders of common shares are entitled to receive dividends when, as, and if declared by the board of directors out of funds legally available for that purpose and, in the event of liquidation, dissolution or winding up of Markel, to share ratably in all assets remaining after the payment of liabilities. There are no preemptive or other subscription rights, conversion rights, or redemption or sinking fund provisions with respect to common shares. All common shares outstanding upon the consummation of any offering will be legally issued, fully paid and nonassessable.

Our transfer agent and registrar for common shares is American Stock Transfer & Trust Company.

Voting Rights with Respect to Extraordinary Corporate Transactions

Under Virginia law, a corporation may sell, lease, exchange or otherwise dispose of all, or substantially all, of its property, other than in the usual and regular course of business, if the proposed transaction is approved by more than two-thirds of all of the votes entitled to be cast on that matter. A merger or share exchange plan must be approved by each voting group entitled to vote separately on the plan by more than two-thirds of all the votes entitled to be cast on the plan by that voting group. The articles of incorporation may provide for a greater or lesser vote, but not less than a majority of all the votes cast on the transaction by each voting group entitled to vote on the transaction. Our articles of incorporation do not provide for a greater or lesser vote.

Anti-takeover Statutes

Virginia law, except as to companies that elect not to be covered, prohibits the following business combinations between a Virginia corporation and any “interested shareholder:”

•	mergers and statutory share exchanges;

•	material dispositions of corporate assets not in the ordinary course of business;

•	any dissolution of the corporation proposed by or on behalf of an interested shareholder; or

•

any reclassification, including a reverse stock split, recapitalization or merger of the corporation with its subsidiaries that increases the percentage of voting shares beneficially owned by an interested shareholder by more than 5%.

An interested shareholder of a corporation is, among others, a person who is, or an affiliate or associate of the corporation who was within three years of the transaction, a beneficial owner of more than 10% of any class of the outstanding voting shares of the corporation unless a majority of disinterested directors approved the acquisition of shares making a person an interested shareholder. Unless the affiliated transaction comes within an applicable exemption, an affiliated transaction in the three years after a person becomes an interested shareholder must be approved by the affirmative vote of a majority of the disinterested directors and by the affirmative vote of the holders of two-thirds of the voting shares other than shares beneficially owned by the interested shareholder. After three years, an affiliated transaction must be approved by the affirmative vote of the holders of two-thirds of the voting shares other than shares beneficially owned by the interested shareholder, unless the affiliated transaction is approved by a majority of the disinterested directors or meets “fair price” criteria. We have not made any election in our articles of incorporation not to be covered by this provision of the Virginia law.

Under Virginia law, voting rights for “control shares” must be approved by a corporation’s shareholders, not including the shares held by interested parties. “Control shares” are shares whose acquisition entitles the acquiror to between 1/5 and 1/3, between 1/3 and 1/2, or greater than 1/2 of a corporation’s voting power. If a shareholder has acquired control shares with a majority of all voting power and these shares have been given voting rights, all other shareholders have dissenters’ rights. Virginia law exempts from these provisions acquisitions where the corporation is a party to the governing agreement. We have not made any election not to be governed by these provisions of Virginia law. Our board of directors can elect not to be governed by these provisions at any time before four days after receipt of a control share acquisition notice.

Insurance Holding Company and Thrift Holding Company Regulations on Change of Control

We are regulated as an insurance holding company and are subject to state and foreign laws that restrict the ability of any person to obtain control of an insurance holding company without prior regulatory approval. Without this approval or an exemption, no person may acquire any voting security of an insurance holding company which controls an insurance subsidiary, or merge with the holding company. We are also regulated by the federal government as a thrift holding company and, as such, are subject to regulations regarding acquisition of control similar to those applicable to insurance holding companies. “Control” is generally defined as the direct or indirect power to direct or cause the direction of the management and policies of a person and is usually presumed to exist if a person directly or indirectly owns or controls 10% or more of the voting securities of another person.

Directors’ Duties

Under Virginia law, directors must discharge their duties in accordance with their good faith business judgment of the best interests of the corporation. Directors may rely on the advice or acts of others, including officers, employees, attorneys, accountants and board committees if they have a good faith belief in their competence. Directors’ actions are not subject to a reasonable or prudent person standard. Virginia’s federal and state courts have focused on the process involved with directors’ decision-making and are generally supportive of directors if they have based their decision on an informed process. These elements of Virginia law could make it more difficult to take over a Virginia corporation than corporations in other states.

Preferred Shares

Our preferred shares are issuable in one or more series from time to time at the direction of the board of directors. The board of directors is authorized, with respect to each series, to fix its:

•	designation,

•	relative rights, including voting, dividend, conversion, sinking fund and redemption rights,

•	preferences, including with respect to dividends and on liquidation, and

•	limitations.

The board of directors, without shareholder approval, can issue preferred shares with voting and conversion rights that could adversely affect the voting power of the holders of common shares. This right of issuance could be used as a method of preventing a party from gaining control of us. All preferred shares outstanding upon the consummation of any offering will be legally issued, fully paid and nonassessable.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of the debt securities which may be offered by us from time to time. We will file prospectus supplements and may provide other offering materials that will describe the specific terms of offered debt securities. In addition, the prospectus supplement or other offering materials will show a ratio of earnings to fixed charges in accordance with Securities and Exchange Commission (SEC) rules.

We may issue debt securities either separately or together with, or upon the conversion of, or in exchange for, other securities. The debt securities are to be either senior obligations of ours issued in one or more series and referred to as “senior debt securities” or subordinated obligations of ours issued in one or more series and referred to as “subordinated debt securities.” The senior debt securities and the subordinated debt securities are collectively referred to as “debt securities.” We will issue our senior debt securities under a senior indenture and our subordinated debt securities under a subordinated indenture. The senior indenture and the subordinated indenture are sometimes referred to collectively as the “indentures” and each individually as an “indenture.” Each indenture has been or will be entered into by us and an independent third party, known as a “trustee,” who is or will be legally obligated to carry out the terms of the indenture. The Bank of New York Mellon is the trustee under our senior indenture and will be the trustee under our subordinated debt indenture. The particular terms of the offered debt securities and the extent to which the general provisions described below may apply to the offered debt securities will be described in the prospectus supplement or other offering materials.

We have summarized certain terms and provisions of the indentures. The summary is not complete. If we refer to particular provisions of the indentures, the provisions, including definitions of certain terms, are incorporated by reference as a part of this summary. The senior indenture and the form of subordinated indenture are filed as exhibits to the registration statement of which this prospectus is a part, and are incorporated by reference. The indentures are subject to and governed by the Trust Indenture Act of 1939. You should refer to the applicable indenture for the provisions that may be important to you.

The senior indenture and the subordinated indenture are substantially identical, except for certain covenants of ours and provisions relating to subordination.

General

The indentures will not limit the amount of debt securities that we may issue. We may issue debt securities up to an aggregate principal amount as we may authorize from time to time. Unless otherwise provided in a prospectus supplement or other offering materials, our senior debt securities will be our unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. The subordinated debt securities will be our unsecured obligations, subordinated in right of payment to the prior payment in full of all our senior indebtedness, including the senior debt securities, as described below under “Subordination of the Subordinated Debt Securities” and in the applicable prospectus supplement or other offering materials.

The applicable prospectus supplement or other offering materials will describe the terms of any debt securities being offered, including:

•	the designation, aggregate principal amount and authorized denominations;

•	the maturity date or method for determining the maturity date;

•	the interest rate, if any, and the method for calculating the interest rate;

•	the interest payment dates and the record dates for the interest payments;

•	any mandatory or optional redemption terms or prepayment, conversion, sinking fund or exchangeability or convertibility provisions;

•	the places where the principal and interest will be payable;

•	if other than denominations of $1,000 or multiples of $1,000, the denominations in which the debt securities will be issued;

•	whether the debt securities will be issued in the form of global securities, as defined below, or certificates;

•	additional provisions, if any, relating to the defeasance and covenant defeasance of the debt securities;

•

whether the debt securities will be issuable in registered form, referred to as “registered securities,” or bearer form, referred to as “bearer securities,” or both and, if bearer securities are issuable, any restrictions applicable to the exchange of one form for another and the offer, sale and delivery of bearer securities;

•

whether the debt securities will be senior debt securities or subordinated debt securities and, if subordinated debt securities, the subordination provisions and the applicable definition of “senior indebtedness”;

•	any applicable material federal tax consequences;

•	the dates on which premium, if any, will be payable;

•	any listing on a securities exchange;

•	if convertible into our common shares or preferred shares, the terms on which the debt securities are convertible;

•

the terms, if any, of any guarantee of the payment of principal of, and premium, if any, and interest on debt securities of the series and any corresponding changes to the provisions of the indenture as currently in effect;

•

the terms, if any, of the transfer, mortgage, pledge, or assignment as security for the debt securities of the series of any properties, assets, money, proceeds, securities or other collateral, including whether certain provisions of the Trust Indenture Act are applicable, and any corresponding changes to provisions of the indenture as currently in effect;

•	the initial public offering price; and

•	other specific terms, including covenants and any additions or changes to the events of default provided for with respect to the debt securities.

If the purchase price of any debt securities is payable in a currency other than U.S. dollars or if principal of, or premium, if any, or interest, if any, on any of the debt securities is payable in any currency other than U.S. dollars, the specific terms and other information with respect to the debt securities and the foreign currency will be specified in the applicable prospectus supplement or other offering materials.

Debt securities may be issued as original issue discount securities, as defined in the indentures, to be sold at a substantial discount below their principal amount. Original issue discount securities may include “zero coupon” securities that do not pay any cash interest for the entire term of the securities. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder upon acceleration will be determined in the manner described in the applicable prospectus supplement or other offering materials. Conditions under which payment of the principal of the subordinated debt securities may be accelerated will be set forth in the applicable prospectus supplement or other offering materials. Material federal income tax and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement or other offering materials.

Under the indentures, the terms of the debt securities of any series may differ and we, without the consent of the holders of the debt securities of any series, may reopen a previous series of debt securities and issue additional debt securities of that series or establish additional terms of that series, unless otherwise indicated in the applicable prospectus supplement or other offering materials.

Covenants

Under the indentures, we will be required to:

•	pay the principal, interest and any premium on the debt securities when due;

•	maintain a place of payment;

•	deliver an officer’s certificate to the applicable trustee within 120 days after the end of each fiscal year confirming our compliance with our obligations under the applicable indenture; and

•	deposit sufficient funds with any paying agent on or before the due date for any principal, interest or premium.

Any additional covenants will be described in the applicable prospectus supplement or other offering materials.

Registration, Transfer, Payment and Paying Agent

Unless otherwise indicated in a prospectus supplement or other offering materials, each series of debt securities will be issued in registered form only, without coupons. We may also issue debt securities in bearer form only, or in both registered and bearer form. Bearer securities will not be offered, sold, resold or delivered in connection with their original issuance in the United States or to any United States person other than to the offices located outside the United States of some United States financial institutions. Purchasers of bearer securities will be subject to certification procedures and may be affected by limitations under United States tax laws. These procedures and limitations will be described in the prospectus supplement or other offering materials relating to the offering of the bearer securities.

Unless otherwise indicated in a prospectus supplement or other offering materials, registered securities will be issued in denominations of $1,000 or any integral multiple thereof, and bearer securities will be issued in denominations of $5,000.

Unless otherwise indicated in a prospectus supplement or other offering materials, the principal, premium, if any, and interest, if any, of or on the debt securities will be payable, and debt securities may be surrendered for registration of transfer or exchange, at an office or agency of the trustee in the Borough of Manhattan, The City of New York, provided that payments of interest with respect to any registered security may be made at our option by check mailed to the address of the person entitled to payment or by transfer to an account maintained by the payee with a bank located in the United States. No service charge will be made for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses that may be imposed in connection with the exchange or transfer.

Unless otherwise indicated in a prospectus supplement or other offering materials, payment of principal of, premium, if any, and interest, if any, on bearer securities will be made, subject to any applicable laws and regulations, at the office or agency outside the United States as specified in the prospectus supplement or other offering materials and as we may designate from time to time. Unless otherwise indicated in a prospectus supplement or other offering materials, payment of interest due on bearer securities on any interest payment date will be made only against surrender of the coupon relating to the interest payment date. Unless otherwise indicated in a prospectus supplement or other offering materials, no payment of principal, premium or interest with respect to any bearer security will be made at any office or agency in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States, except that if amounts owing with respect to any bearer securities will be payable in U.S. dollars, payment may be made at the corporate trust office of the applicable trustee or at any office or agency designated by us in the Borough of Manhattan, The City of New York, but only if, payment of the full amount of the principal, premium or interest at all offices outside of the United States maintained for this purpose by us is illegal or effectively precluded by exchange controls or similar restrictions.

Unless otherwise indicated in the applicable prospectus supplement or other offering materials, we will not be required to:

•

issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series of like tenor to be redeemed and ending at the close of business on the day of that selection;

•	register the transfer of or exchange any registered security, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part;

•	exchange any bearer security called for redemption, except to exchange the bearer security for a registered security of that series and like tenor that is simultaneously surrendered for redemption; or

•

issue, register the transfer of or exchange any debt security which has been surrendered for repayment at the option of the holder, except the portion, if any, of the debt security not to be so repaid.

Ranking of Debt Securities; Holding Company Structure

The senior debt securities will be our unsubordinated obligations and will rank equally in right of payment with all our other unsubordinated indebtedness. The subordinated debt securities will be our obligations and will be subordinated in right of payment to all existing and future senior indebtedness, as specified in the applicable prospectus supplement or other offering materials. The prospectus supplement or other offering materials will describe the subordination provisions and set forth the definition of “senior indebtedness” applicable to the subordinated debt securities, and the approximate amount of the senior indebtedness outstanding as of a recent date.

Because we are a holding company that conducts all of our operations through our subsidiaries, our ability to meet our obligations under the debt securities is dependent on the earnings and cash flows of those subsidiaries and the ability of those subsidiaries to pay dividends or to advance or repay funds to us. Payment of dividends or advances from our insurance subsidiaries may require prior regulatory notice or approval. Holders of debt securities will generally have a junior position to claims of creditors of our subsidiaries, including trade creditors, debt holders, secured creditors, taxing authorities, guarantee holders and any preferred shareholders.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a “depositary” identified in the prospectus supplement or other offering materials relating to that series. Global debt securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for individual certificates evidencing debt securities, a global debt security may not be transferred except as a whole

•	by the depositary to a nominee of the depositary;

•	by a nominee of the depositary to the depositary or another nominee of the depositary; or

•	by the depositary or the nominee to a successor of the depositary or a nominee of the successor.

The specific terms of the depositary arrangement with respect to a series of global debt securities and material limitations and restrictions relating to a series of global bearer securities will be described in the applicable prospectus supplement or other offering materials.

Redemption and Repurchase

The debt securities may be redeemable at our option, in whole or in part, or may be subject to mandatory redemption through a sinking fund or otherwise, in each case upon the terms, at the times and at the redemption price together with interest as set forth in the applicable prospectus supplement or other offering materials on notice given at least 20 days before the date of redemption. Senior and subordinated debt securities may be subject to repurchase by us at the option of the holders upon the terms, at the times and at the price together with interest set forth in the applicable prospectus supplement or other offering materials.

We must repay the senior and subordinated debt securities at the option of the holders before the stated maturity date only if specified in the applicable prospectus supplement or other offering materials. Unless otherwise provided, the senior and subordinated debt securities subject to repayment at the option of the holder will be subject to repayment:

•	on the specified repayment dates; and

•	at a repayment price equal to 100% of the unpaid principal amount to be repaid, together with unpaid interest accrued to the repayment date.

For any senior or subordinated debt security to be repaid, the trustee must receive, at its office maintained for that purpose in the Borough of Manhattan, The City of New York not more than 60 nor less than 30 calendar days before the date of repayment:

•

in the case of a certificated senior or subordinated debt security, the certificated senior or subordinated debt security and the form in the senior or subordinated debt security entitled “Option of Holder to Elect Repayment” duly completed; or

•	in the case of a book-entry senior or subordinated debt security, instructions to that effect from the beneficial owner to the securities depositary, forwarded by the securities depositary.

Exercise of the repayment option by the holder will be irrevocable.

Only the securities depositary may exercise the repayment option in respect of beneficial interests in book-entry senior or subordinated debt securities. Accordingly, beneficial owners who desire repayment in respect of all or any portion of their beneficial interests must instruct the participants through which they own their interests to direct the securities depositary to exercise the repayment option on their behalf. All instructions given to participants from beneficial owners relating to the option to elect repayment will be irrevocable. In addition, at the time the instructions are given, each beneficial owner will cause the participant through which it owns its interest to transfer its interest in the book-entry senior or subordinated debt securities, or the global certificate representing the related book-entry senior or subordinated debt securities, to the trustee on the securities depositary’s records.

Conversion and Exchange

The applicable prospectus supplement or other offering materials will set forth the terms, if any, on which debt securities of any series are convertible into or exchangeable for our common shares, preferred shares, or other debt securities. The terms may include provisions for conversion or exchange, either mandatory, at the option of the holders or at our option.

Absence of Limitation on Indebtedness and Liens; Absence of Event Risk Protection

The applicable prospectus supplement or other offering materials will specify any prohibitions on the amount of indebtedness, guarantees or other liabilities that may be incurred by us and any prohibitions on our ability to create or assume liens on our property. Unless otherwise provided in a prospectus supplement or other offering materials, the indentures will not require the maintenance of any financial ratios or specified levels of net worth, revenues, income, cash flow or liquidity, and will not contain provisions which would give holders of the debt securities the right to require us to repurchase their debt securities in the event of a takeover, recapitalization or similar restructuring or change in control of Markel.

Consolidation, Merger and Sale of Assets

Each indenture generally permits a consolidation or merger, subject to specified limitations and conditions, between us and another corporation. They also permit the sale by us of all or substantially all of our property and assets. If this happens, the remaining or acquiring corporation must assume all of our responsibilities and liabilities under the indentures including the payment of all amounts due on the debt securities and performance of the covenants in the indentures. Unless otherwise indicated in the applicable prospectus supplement or other offering materials, we must also deliver an opinion of counsel to the applicable trustee affirming our compliance with all conditions in the applicable indenture relating to the transaction. When the conditions are satisfied, the successor will succeed to and be substituted for us under the applicable indenture, and we will be relieved of our obligations under the applicable indenture and the debt securities issued under it.

Events of Default

Unless otherwise specified in the applicable prospectus supplement or other offering materials, an event of default with respect to any debt securities will include:

•	default for a period of 60 days in payment of any interest with respect to any debt security of that series;

•	default in payment of principal or any premium with respect to any debt security of that series when due upon maturity, redemption, repurchase at the option of the holder or otherwise;

•	default in deposit of any sinking fund payment when due with respect to any debt security of that series for a period of 60 days;

•

default by us in the performance, or breach, of any other covenant or warranty in the applicable indentures other than a covenant or warranty included solely for the benefit of a series of debt securities other than that particular series, which continues for 90 days after notice to us by the applicable trustee or the holders of not less than a fixed percentage in aggregate principal amount of the debt securities of all series issued under the applicable indenture;

•	specified events of bankruptcy, insolvency or reorganization on our part; or

•

any other event of default that may be set forth in the applicable prospectus supplement or other offering materials, including, but not limited to, an event of default based on other debt being accelerated, or “cross-acceleration.”

An event of default with respect to any particular series of debt securities will not necessarily constitute an event of default with respect to any other series of debt securities.

Each indenture provides that if an event of default with respect to any series of debt securities issued under the indenture has occurred and is continuing, either the relevant trustee or the holders of at least a fixed percentage in principal amount of the debt securities of the series then outstanding may declare the principal amount, or if any debt securities of the series are original issue discount securities, a specified lesser amount, of all of the debt securities of the series to be due and payable immediately. However, upon specified conditions, the declaration and its consequences may be rescinded and annulled by the holders of a majority in principal amount of the debt securities of all series issued under the applicable indenture.

The applicable prospectus supplement or other offering materials will provide the terms under which an event of default will result in an acceleration of the payment of principal of subordinated debt securities.

In the case of a default in the payment of principal of, or premium, if any, or interest, if any, on any subordinated debt securities of any series, the applicable trustee, subject to specified limitations and conditions, may institute a judicial proceeding for collection.

No holder of any of debt securities of any series issued under any indenture has any right to institute any proceeding with respect to that indenture or any remedy under that indenture, unless the holders of at least a fixed percentage in principal amount of the outstanding debt securities of that series have made a written request, and offered reasonable indemnity, to the applicable trustee to institute a proceeding as trustee, the applicable trustee has failed to institute a proceeding within 60 days after receipt of the notice and the applicable trustee has not within the 60-day period received directions inconsistent with the written request by holders of a majority in principal amount of the outstanding debt securities of the series. These limitations do not apply, however, to a suit instituted by a holder of a debt security for the enforcement of the payment of the principal of, premium, if any, or any accrued and unpaid interest on, the debt security on or after the respective due dates expressed in the debt security.

Subject to the provisions of the applicable indenture relating to the duties of the applicable trustee, if an event of default occurs and is continuing, the applicable trustee is not under any obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders unless those holders have offered to the applicable trustee reasonable security or indemnity. Subject to provisions concerning the rights of the applicable trustee, the holders of a majority in principal amount of the outstanding debt securities of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust, or power conferred on the applicable trustee with respect to that series.

The applicable trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal or interest, if it considers the withholding of notice to be in the best interests of the holders.

We are required to furnish to the trustees annually a statement as to compliance with all conditions and covenants under the indentures.

Modification and Waivers

From time to time, we, when authorized by resolutions of our board of directors, and the applicable trustee, without the consent of the holders of debt securities of any series, may amend, waive or supplement the indentures and the debt securities of the series for specified purposes, including, among other things:

•	to cure ambiguities, defects or inconsistencies;

•	to provide for the assumption of our obligations to holders of the debt securities of the series in the case of a merger, consolidation, conveyance or transfer;

•	to add to our events of default or our covenants or to make any change that would provide any additional rights or benefits to the holders of the debt securities of that series;

•	to add or change any provisions of the indenture to facilitate the issuance of bearer securities;

•	to establish the form or terms of debt securities of any series and any related coupons;

•	to secure the debt securities of that series;

•	to maintain the qualification of the indentures under the Trust Indenture Act;

•	to make any change that does not adversely affect the rights of any holder;

•	to appoint a successor trustee; or

•	to make provisions with respect to the conversion or exchange rights of holders.

Other amendments and modifications of the indentures or the related debt securities may be made by us and the applicable trustee with the consent of the holders of at least a majority of the aggregate principal amount of the outstanding debt securities of each series that would be affected, with each series voting as a separate class; provided that no modification or amendment may, without the consent of the holder of each outstanding debt security that would be affected:

•

reduce the principal amount of, or change the stated maturity of the principal of, or reduce the rate or modify the calculation of the rate of interest of the debt securities or any additional amounts, or any premium payable upon the redemption or repayment or otherwise, or change our obligation to pay additional amounts;

•	reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity, or the amount provable in bankruptcy;

•	adversely affect the right of repayment at the option of any holder of the debt securities;

•	change the place of payment, currency in which the principal of, any premium or interest on, or any additional amounts with respect to debt securities are payable;

•

impair the right of any holder of the debt securities to institute suit for the enforcement of any payment on the debt securities or after the stated maturity, or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of any holder of the debt securities, on or after the repayment date;

•

reduce the percentage in principal amount of the outstanding debt securities of any series, the consent of whose holders is required for any supplemental indenture, or the consent of whose holders is required for any waiver of specified defaults hereunder and their consequences provided for in the indentures;

•	reduce the requirements of quorum or voting under the indentures;

•	make any change that adversely affects the right to convert or exchange any of the debt securities for capital stock or other securities in accordance with its terms; or

•	modify the above provisions, except as permitted by the applicable indenture.

The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive compliance by us with specified restrictive provisions of the relevant indenture, including other restrictive covenants, if any, that may be set forth in the applicable prospectus supplement or other offering materials. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of all holders of debt securities of that series, waive any past default under the applicable indenture with respect to debt securities of that series and its consequences, except a default in the payment of the principal of, or premium, if any, or interest, if any, on any debt securities of that series or in respect of a covenant or provision which cannot be modified or amended without the consent of a larger fixed percentage or by the holder of each outstanding debt security of the series affected.

Satisfaction; Discharge

Except as described in this section, we may discharge all of our obligations to holders of the debt securities issued under the indentures, which debt securities have not already been delivered to the applicable trustee for cancellation and which either have become due and payable or are by their terms due and payable within one year, or are to be called for redemption within one year, by depositing with the applicable trustee an amount certified to be sufficient to pay when due the principal, interest and premium, if any, on all outstanding debt securities. However, some of our obligations under the indentures will survive, including the following:

•	remaining rights to register the transfer, conversion, substitution or exchange of debt securities of the applicable series;

•

rights of holders to receive payments of principal of, and any interest on, the debt securities of the applicable series, and other rights, duties and obligations of the holders of debt securities with respect to any amounts deposited with the applicable trustee; and

•	the rights, obligations and immunities of the applicable trustee under the applicable indenture.

Defeasance

We will be discharged from our obligations on the debt securities of any series at any time if we deposit with the applicable trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the debt securities of the series. If this happens, the holders of the debt securities of the series will not be entitled to the benefits of the applicable indenture except for registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

Under federal income tax law as of the date of this prospectus, a discharge may be treated as an exchange of the related debt securities. Each holder might be required to recognize gain or loss equal to the difference between the holder’s cost or other tax basis for the debt securities and the value of the holder’s interest in the trust. Holders might be required to include as income a different amount than would be includable without the discharge. We urge prospective investors to consult their own tax advisers as to the consequences of a discharge, including the applicability and effect of tax laws other than the federal income tax law.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustees

The Trust Indenture Act contains limitations on the rights of a trustee, should it become a creditor of ours, to obtain payment of claims in some cases or to realize on some property received by it in respect of those claims, as security or otherwise. Each trustee is permitted to engage in other transactions with us and our subsidiaries from time to time, provided that if that trustee acquires any conflicting interest it must eliminate that conflict upon the occurrence of an event of default under the relevant indenture, or else resign.

The Bank of New York Mellon is the trustee under our senior indenture and will be the trustee under our subordinated indenture. In the ordinary course of business, we may borrow money from, and maintain other banking relationships with, The Bank of New York Mellon and its affiliates. The Bank of New York Mellon administers its corporate trust business at 101 Barclay Street 8W, New York, NY 10286.

Subordination of the Subordinated Debt Securities

Each series of subordinated debt securities will be subordinate and junior in right of payment, to the extent set forth in the applicable indenture, to all senior indebtedness as defined below. If:

•	we make a payment or distribution of any of our assets to creditors upon our dissolution, winding-up, liquidation or reorganization, whether in bankruptcy, insolvency or otherwise,

•	a default beyond any grace period has occurred and is continuing with respect to the payment of principal, interest or any other monetary amounts due and payable on any senior indebtedness, or

•	the maturity of any senior indebtedness has been accelerated because of a default on that senior indebtedness,

then the holders of senior indebtedness generally will have the right to receive payment, in the case of the first instance, of all amounts due or to become due upon that senior indebtedness, and, in the case of the second and third instances, of all amounts due on that senior indebtedness, or we must make provision for those payments, before the holders of any subordinated debt securities have the right to receive any payments of principal or interest on their subordinated debt securities.

Senior indebtedness means, with respect to any series of subordinated debt securities, the principal, premium, interest and any other payment in respect of any of the following:

•	all of our indebtedness for borrowed or purchased money whether or not it is evidenced by notes, debentures, bonds or other written instruments;

•	our obligations for reimbursement under letters of credit, banker’s acceptances, security purchase facilities or similar facilities issued for our account;

•	capitalized lease obligations;

•	any of our other indebtedness or obligations with respect to commodity contracts, interest rate commodity and currency swap agreements and other similar agreements or arrangements; and

•	all indebtedness of others of the kinds described in the preceding categories which we have assumed or guaranteed.

Senior indebtedness will be entitled to the benefits of the subordination provisions in the subordinated indenture irrespective of the amendment, modification or waiver of any term of the senior indebtedness. We may not amend the subordinated indenture to change the subordination of any outstanding subordinated debt securities without the consent of each holder of senior indebtedness that the amendment would adversely affect.

The subordinated indenture does not limit the amount of senior indebtedness that we may issue.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common shares, preferred shares or debt securities. Warrants may be issued independently or together with debt securities, preferred shares or common shares offered by any prospectus supplement or other offering materials and may be attached to or separate from any of the offered securities. Each warrant will entitle the holder to purchase the number of common shares or preferred shares or principal amount of debt securities, as the case may be, at the exercise price and in the manner specified in the prospectus supplement or other offering materials relating to those warrants. Warrants will be issued under one or more warrant agreements to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. If we offer warrants, we will file the warrant agreement relating to the offered warrants as an exhibit to, or incorporate it by reference in, the registration statement of which this prospectus is a part. The prospectus supplement or other offering materials relating to a particular issue of warrants will describe the terms of the warrants.

DESCRIPTION OF SHARE PURCHASE CONTRACTS AND SHARE PURCHASE UNITS

We may issue contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of common shares at a future date or dates, which we refer to in this prospectus as share purchase contracts. The price per common share and the number of common shares may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula set forth in the share purchase contracts. The share purchase contracts may be issued separately or as part of units consisting of a share purchase contract and beneficial interests in debt securities, preferred shares or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase common shares under the share purchase contracts, which we refer to in this prospectus as share purchase units. The share purchase contracts may require us to make periodic payments to the holders of the share purchase units or vice versa, and these payments may be unsecured or refunded on some basis. The share purchase contracts may require holders to secure their obligations under those contracts in a specified manner.

The applicable prospectus supplement or other offering materials will describe the terms of the share purchase contracts or share purchase units, including, if applicable, collateral or depositary arrangements, relating to the share purchase contracts or share purchase units.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under the shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities we will provide a prospectus supplement and may provide other offering materials that will contain specific information about the terms of that offering. The prospectus supplement or other offering materials may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement or other offering materials, together with the additional information described under the heading “Where You Can Find More Information About Markel.”

This prospectus and any accompanying prospectus supplement or other offering materials do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, including its exhibits. We are subject to the informational requirements of the Securities Exchange Act of 1934 and, therefore, file reports and other information with the SEC. Our file number with the SEC is 001-15811. Statements contained in this prospectus and any accompanying prospectus supplement or other offering materials about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents. You should not assume that the information in this prospectus, any prospectus supplement or any other offering materials is accurate as of any date other than the date on the front of each document.

WHERE YOU CAN FIND MORE INFORMATION ABOUT MARKEL

We are subject to the informational reporting requirements of the Securities Exchange Act of 1934, which requires us to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. You may also inspect our filings over the Internet at the SEC’s home page at http://www.sec.gov.

Our common shares are listed on the New York Stock Exchange under the symbol “MKL.” Our reports, proxy statements and other information may also be read and copied at the New York Stock Exchange at 20 Broad Street, New York, NY 10005.

INCORPORATION OF INFORMATION WE FILE WITH THE SEC

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information and the information in the prospectus. We incorporate by reference the documents listed below:

•	Our Annual Report on Form 10-K for the year ended December 31, 2007;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2008;

•	Our Current Reports on Form 8-K filed March 3 and April 30, 2008;

•	The description of our capital stock contained in our Form 8-A filed on April 7, 2000 under Section 12(b) of the Securities Exchange Act of 1934; and

•	all documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or after the date of this prospectus and before the termination of this offering.

You may request a copy of these filings at no cost, by writing or telephoning the office of Investor Relations, Markel Corporation, 4521 Highwoods Parkway, Glen Allen, Virginia 23060, telephone: (804) 747-0136, or e-mail Bruce Kay, Vice President of Investor Relations at bkay@markelcorp.com.

LEGAL MATTERS

The validity of the securities in respect of which this prospectus is being delivered will be passed on for us by McGuireWoods LLP. Leslie A. Grandis, a partner in McGuireWoods LLP, is a member of the Board of Directors of our company. As of December 1, 2008, partners of McGuireWoods LLP owned approximately 27,000 of our common shares, or less than 1% of our common shares outstanding on that date. Underwriters, dealers or agents, if any, who we will identify in a prospectus supplement and other offering materials, may have their counsel pass upon certain legal matters in connection with the securities offered by this prospectus.

EXPERTS

The consolidated financial statements of Markel Corporation and subsidiaries as of December 31, 2007 and 2006, and for each of the years in the three-year period ended December 31, 2007 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2007 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The report on the consolidated financial statements of Markel Corporation and subsidiaries dated February 25, 2008 refers to a change in accounting for uncertainty in income taxes in 2007 and a change related to defined benefit pension and other post retirement plans in 2006.

Part II

Information Not Required In The Prospectus

Item 14.	Other Expenses Of Issuance And Distribution.

The following table sets forth the estimated expenses to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, to be paid by the registrant.

Registration fee to the Securities and Exchange Commission	*
Printing expenses	**
Accounting fees and expenses	**
Legal fees and expenses	**
Transfer Agent, Registrar and Trustee Fees	**
New York Stock Exchange Listing Fees	**
Rating Agency Fees	**
Miscellaneous expenses	**

Total	**

*	To be deferred under Rule 456(b) and calculated in connection with the offering of securities under this registration statement under Rule 457(r).
* *	Because an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are therefore not currently determinable.

Item 15.	Indemnification Of Directors And Officers.

Virginia law provides that, unless limited by its articles of incorporation, a corporation must indemnify a director or officer who entirely prevails in the defense of any proceeding to which he was a party because he is or was a director or officer of the corporation against reasonable expenses incurred by him in connection with the proceeding.

Virginia law permits a corporation to indemnify, after a determination has been made that indemnification of the director is permissible in the circumstances because he has met the following standard of conduct, an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if:

•	he conducted himself in good faith;

•

he believed in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests and in all other cases that his conduct was at least not opposed to its best interests; and

•	in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

A Virginia corporation, however, may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

In addition, Virginia law permits a corporation to make any further indemnity, including indemnity with respect to a proceeding by or in the right of the corporation, and to make additional provision for advances and reimbursement of expenses, to any director or officer that may be authorized by the articles of incorporation or any bylaw made by the shareholders or any resolution adopted by the shareholders, except an indemnity against his willful misconduct or a knowing violation of the criminal law.

Our articles of incorporation provide mandatory indemnification of officers and directors to the full extent permitted by Virginia law and for permissive indemnification of employees and agents to the same extent.

We maintain directors’ and officers’ liability insurance which may provide indemnification, including indemnification against liabilities under the Securities Act of 1933, to our officers and directors in certain circumstances.

Limitations on Director Liability

Virginia law provides that a director is not liable to the corporation, its shareholders, or any person asserting rights on behalf of the corporation or its shareholders for liabilities arising from a breach of, or failure to perform, any duty resulting solely from his status as director, unless the person asserting liability proves that the breach or failure to perform was in violation of the director’s duty to discharge his duties as a director, including his duties as a member of a committee, in accordance with his good faith business judgment of the best interests of the corporation, provided, that the director, unless he has knowledge or information concerning the matter in question that makes reliance unwarranted, is entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, if prepared or presented by:

•	one or more officers or employees of the corporation whom the director believes, in good faith, to be reliable and competent in the matters presented;

•	legal counsel, public accountants, or other persons as to matters the director believes, in good faith, are within the person’s professional or expert competence; or

•	a committee of the board of directors of which he is not a member if the director believes, in good faith, that the committee merits confidence.

In addition, Virginia law provides that in any proceeding brought by or in the right of a corporation or brought by or on behalf of shareholders of the corporation, the damages assessed against an officer or director arising out of a single transaction, occurrence or course of conduct shall not exceed the lesser of:

•	the monetary amount, including the elimination of liability, specified in the articles of incorporation or, if approved by the shareholders, in the bylaws; or

•

the greater of $100,000 or the amount of cash compensation received by the officer or director from the corporation during the twelve months immediately preceding the act or omission for which liability was imposed.

Our articles of incorporation provide for the elimination of liability of officers and directors in every instance permitted under Virginia law. The liability of an officer or director is not limited if the officer or director engaged in willful misconduct or a knowing violation of the criminal law or of any federal or state securities law, including any claim of unlawful insider trading or manipulation of the market for any security.

Item 16.	Exhibits.

Exhibit Number	Description
1.1	Form of underwriting agreement.*

3.1

Amended and Restated Articles of Incorporation of Markel Corporation (incorporated by reference to Exhibit 3(i) of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2000).

3.2	Amended and Restated Bylaws of Markel Corporation (incorporated by reference to Exhibit 3.1 of the Company’s report on Form 8-K dated August 16, 2007).

4.1

Indenture dated as of June 5, 2001, between Markel Corporation and The Bank of New York Mellon (as successor to The Chase Manhattan Bank), as Trustee (incorporated by reference to Exhibit 4.1 of the Company’s report on Form 8-K dated May 30, 2001).

4.2	Form of Subordinated Indenture (incorporated by reference to Exhibit 4.3 to Amendment No. 1 to the Company’s Registration Statement on Form S-3 filed January 19, 2001 (Registration No. 333-52544)).

4.3	Form of articles of amendment to the articles of incorporation determining the terms, including the preferences, rights and limitations, of preferred shares.*

4.4	Form of warrant agreement (including form of warrant certificate).*

4.5	Form of share purchase contract.*

4.6	Form of share purchase unit.*

5.1	Opinion of McGuireWoods LLP, counsel to the Issuer with respect to the Offered Securities, filed herewith.

12	Statement re Computation of Ratios.*

23.1	Consent of KPMG LLP, filed herewith.

23.2	Consent of McGuireWoods LLP (contained in Exhibit 5.1).

24.1	Power of Attorney from officers and directors, filed herewith.

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of The Bank of New York Mellon as Trustee relating to Markel Corporation, filed herewith.

*	To be filed by amendment to the Registration Statement or incorporated by reference from documents filed with the SEC under the Securities Exchange Act of 1934.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was a part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

In a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(8)	To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)2 of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Markel Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Henrico, State of Virginia, on December 18, 2008.

MARKEL CORPORATION

By:	/s/ RICHARD R. WHITT, III
Richard R. Whitt, III
Title:	Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 18, 2008.

Signature	Title
/s/ ALAN I. KIRSHNER*	Director, Chairman and Chief Executive Officer (Principal Executive Officer)
Alan I. Kirshner

/s/ ANTHONY F. MARKEL*	Vice-Chairman, Director
Anthony F. Markel

/s/ STEVEN A. MARKEL*	Vice-Chairman, Director
Steven A. Markel

/s/ RICHARD R. WHITT, III	Senior Vice President and Chief Financial Officer (Principal Financial Officer, Principal Accounting Officer)
Richard R. Whitt, III

/s/ J. ALFRED BROADDUS*	Director
J. Alfred Broaddus

/s/ DOUGLAS C. EBY*	Director
Douglas C. Eby

/s/ LESLIE A. GRANDIS*	Director
Leslie A. Grandis

/s/ STEWART M. KASEN*	Director
Stewart M. Kasen

/s/ LEMUEL E. LEWIS*	Director
Lemuel E. Lewis

/s/ JAY M. WEINBERG*	Director
Jay M. Weinberg

*By:	/s/ LINDA S. ROTZ
Linda S. Rotz Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description
1.1	Form of underwriting agreement.*

3.1	Amended and Restated Articles of Incorporation of Markel Corporation (incorporated by reference to Exhibit 3(i) of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2000).

3.2	Amended and Restated Bylaws of Markel Corporation (incorporated by reference to Exhibit 3.1 of the Company’s report on Form 8-K dated August 16, 2007).

4.1	Indenture dated as of June 5, 2001, between Markel Corporation and The Bank of New York Mellon (as successor to The Chase Manhattan Bank), as Trustee (incorporated by reference to Exhibit 4.1 of the Company’s report on Form 8-K dated May 30, 2001).

4.2	Form of Subordinated Indenture (incorporated by reference to Exhibit 4.3 to Amendment No. 1 to the Company’s Registration Statement on Form S-3 filed January 19, 2001 (Registration No. 333-52544)).

4.3	Form of articles of amendment to the articles of incorporation determining the terms, including the preferences, rights and limitations, of preferred shares.*

4.4	Form of warrant agreement (including form of warrant certificate).*

4.5	Form of share purchase contract.*

4.6	Form of share purchase unit.*

5.1	Opinion of McGuireWoods LLP, counsel to the Issuer with respect to the Offered Securities, filed herewith.

12	Statement re Computation of Ratios.*

23.1	Consent of KPMG LLP, filed herewith.

23.2	Consent of McGuireWoods LLP (contained in Exhibit 5.1).

24.1	Power of Attorney from officers and directors, filed herewith.

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of The Bank of New York Mellon, as Trustee relating to Markel Corporation, filed herewith.

*	To be filed by amendment to the Registration Statement or incorporated by reference from documents filed with the SEC under the Securities Exchange Act of 1934.